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                                                                     EXHIBIT 5.2

INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
2 CUPANIA CIRCLE                                   DEPARTMENT OF THE TREASURY
MONTEREY PARK, CA  91755-7431

Date:  May 23 1997                            Employer Identification Number:
                                                   91-1144442
MICROSOFT CORPORATION                         File Folder Number:
C/O DOUGLAS M. LOVE                                911004101
PRESTON GATES & ELLIS                         Person to Contact:
701 FIFTH AVENUE SUITE 5000                        NAN CHYO
SEATTLE, WA 98104                             Contact Telephone Number:
                                                   (213)  725-2531
                                              Plan Name:
                                                   MICROSOFT CORPORATION
                                                   SAVINGS PLUS 401(K) PLAN
                                              Plan Number:  001
Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 041097. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This plan satisfies the nondiscrimination in amount requirement of section
1.401 (a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

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                                     -2-

MICROSOFT CORPORATION

     Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

     Based on the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,

                                        /s/ Steven A. Jensen

                                        Steven A. Jensen
                                        District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum

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                                      -3-

MICROSOFT CORPORATION

This determination letter is applicable for the amendments adopted on 092795, 040196, 042396, 052196, 073196, 122396 & 030397.

This letter replaces and supersedes the letter for plan number 001 issued on 042397.